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                                                                    EXHIBIT 21.1


                     LIST OF SUBSIDIARIES OF FUEL-TECH N.V.



                                  Fuel Tech BV

                                 Fuel Tech GmbH

                             Fuel Tech Holdings N.V.

                                 Fuel Tech, Inc.

                            Fuel Tech Jamaica Limited

                                  Fuel Tech Srl

                   Fuel Tech Targeted Injection Chemicals Ltd.

                               Platinum Plus, Inc.